                                                                EXHIBIT 10.13(d)

                                                                (Execution Copy)


                                AMENDMENT NO. 3

                                      TO

                       INDENTURE AND SERVICING AGREEMENT
                             (Warehouse Facility)

                                 _____________

                           CREDITRUST FUNDING I LLC,
                                   as Issuer


                                      and


                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
               as Trustee and Backup Servicer of the Receivables


                                      and


                            CREDITRUST CORPORATION,
                        as Servicer of the Receivables

                                      and

                       ASSET GUARANTY INSURANCE COMPANY
                                as Note Insurer


                         Dated as of December 21, 1999

                                 _____________


                   CREDITRUST WAREHOUSE NOTES, SERIES 1998-A

                              ___________________

     This Amendment No. 3 to Indenture and Servicing Agreement, dated as of December 21, 1999 (this "Amendment No. 3"), is executed by and among Creditrust Funding I LLC, as issuer (the "Issuer"), Norwest Bank Minnesota, National Association, as trustee (in such capacity, the "Trustee"), and as backup servicer (in such capacity, the "Backup Servicer"), Creditrust Corporation, individually ("Creditrust") and as servicer (the "Servicer") and Asset Guaranty Insurance Company, as note insurer (the "Note Insurer").

                                   RECITALS

     WHEREAS, the parties hereto have executed and delivered an Indenture and Servicing Agreement dated as of September 1, 1998, by and among the Issuer, the Trustee and Backup Servicer, the Servicer and the Note Insurer, as amended by Amendment No. 1 to Indenture and Servicing Agreement dated as of February 16, 1999, by and among the Issuer, the Trustee and Backup Servicer, the Servicer and the Note Insurer and by Amendment No. 2 to Indenture and Servicing Agreement dated as of March 15, 1999, by and among the Issuer, the Trustee and Backup Servicer, the Servicer and the Note Insurer (collectively, the "Indenture"), relating to the Issuer's variable rate Creditrust Warehouse Notes, Series 1998-A;

     WHEREAS, the Issuer and the Servicer desire to agree to certain changes in the Indenture as set forth herein; and,

     WHEREAS, the parties hereto have obtained the consent (the "Consent") of the Noteholders evidencing not less than 66 2/3% of the Voting Interests, and the Trustee has furnished to the Rating Agency and the Placement Agent written notification of the substance of this Amendment No. 3 and the Consent.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Noteholders to the extent provided herein:


                                   ARTICLE I
                   DEFINITIONS; AMENDMENT; TRUSTEE COVENANT

     SECTION 1.1. Definitions. Any capitalized term used herein but not defined herein shall have the meaning ascribed to it in the Indenture.

     SECTION 1.2. Reduction in Funding Requests. Notwithstanding anything to the contrary in the Transaction Documents, the Issuer agrees that, absent the prior written consent of the Controlling Party (which consent may be withheld in the exercise of the sole and absolute discretion of the Controlling Party) the Issuer shall not request and the Noteholders shall not fund any Funding (a) between January 1 and June 30, 2000, unless after giving effect to such Funding, the Note Balance is less than Twenty-two Million Dollars ($22,000,000); and (b) after July 1, 2000, unless after giving effect to such Funding the Note Balance is less than Fifteen Million Dollars ($15,000,000). Additional conditions to any Funding are that (a) Issuer must provide reasonable documentary support, in form and substance satisfactory to the Controlling Party, for the Issuer's representation that the Receivables to be purchased in connection with such Funding satisfy the requirements of Section 2.04(l) of the Indenture, and that such requirements would be satisfied after the addition of such Receivables to the Trust Estate, and (b) the Controlling Party gives written notice to the Noteholders that the Controlling Party is aware of the request for such Funding and that it has no objection to such Funding taking place, based upon the conditions to such Funding set forth herein and in the Transaction Documents (it being understood that the additional condition set forth in this clause (b) shall not imply that the Controlling Party makes any representation or warranty whatsoever with respect to the satisfaction of the conditions to such Funding, nor shall it imply any exercise of any degree of diligence whatsoever in determining whether or not such conditions have been satisfied) and the Controlling Party agrees to give such notice if it has no such objection. The Trustee shall have no responsibility to determine whether any condition precedent to a Funding has occurred, except to the extent that a Responsible Officer of the Trustee has knowledge that any such condition has not been satisfied.

     SECTION 1.3.  Increase to Reserve Account.

          (a) The definition of "Required Reserve Amount" in the Indenture is hereby amended to read as follows:

          "Required Reserve Amount" means $900,000 until (a) the date that is one Business Day after the payment by the "98-1 Indenture Trustee" of the amount in the "98-1 Reserve Account" to the "98-1 Issuer" and thereafter the Required Reserve Amount shall be increased by $1,300,000; and (b) the date that is one Business Day after payment by the "98-2 Indenture Trustee" of the amount in the "98-2 Reserve Account" to the "98-2 Issuer" and thereafter the Required Reserve Amount will be increased by $3,250,000. The terms "98-1 Indenture Trustee," "98-1 Reserve Account" and "98-1 Issuer" mean the Trustee, the Reserve Account and the Issuer, respectively, under the Indenture and Servicing Agreement, dated as of June 1, 1998 among Creditrust SPV2, LLC, as Issuer, the Trustee, the Servicer and the Note Insurer. The terms "98-2 Indenture Trustee," "98-2 Reserve Account" and "98-2 Issuer" mean the Trustee, the Reserve Account and the Issuer, respectively under the Indenture and Servicing Agreement dated as of December 1, 1998 among Creditrust SPV98-2, LLC as Issuer, the Trustee, the Servicer and the Note Insurer.

          (b) Section 4.05 of the Indenture is hereby amended by amending the second sentence in Section 4.05(a) to read as follows:

               "Not later than the first Funding Date, the Issuer shall deposit Nine hundred thousand Dollars ($900,000) into the Reserve Account; the Issuer shall deposit an additional One million three hundred thousand Dollars ($1,300,000) into the Reserve Account not later than one Business Day after the payment by the "98-1 Indenture Trustee" of the amount in the "98-1 Reserve Account" to the "98-1 Issuer" (as such terms are defined in the definition of "Required Reserve Amount."); and the Issuer shall deposit an additional Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) into the Reserve Account not later than one Business Day after

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the payment by the "98-2 Indenture Trustee" of the amount in the "98-2 Reserve
Account" to the "98-2 Issuer" (as such terms are defined in the definition of "Required Reserve Amount".)

     SECTION 1.4.  Inspection Rights; Successor Servicer.

          (a) The Indenture is amended by inserting the following Section 11.11 after the conclusion of Section 11.10 thereof:

       "SECTION 11.11  Inspection.

          In addition to, and not by way of limitation of, any other rights of the Controlling Party hereunder or under the other Transaction Documents, each of the Issuer and the Servicer shall permit the Controlling Party, or any representative thereof, at its expense and upon prior written notice to the Issuer or Servicer (as the case may be), to visit and inspect any of the properties of the Issuer or the Servicer (as the case may be), to examine all of its books of account, records, reports, and other papers, to make copies and extracts therefrom and to discuss its affairs, finances (including liquidity position) and accounts with its officers, employees, and independent public accountants (and by this provision each of the Issuer and the Servicer authorizes said accountants to discuss the finances and affairs of the Issuer or the Servicer), all at such reasonable times and as often as may be reasonably requested.
       All information obtained by the Controlling Party, or its representative, whether pursuant to this Section 11.11 or otherwise, shall be maintained by the Controlling Party, or its representative, as applicable, in confidence and shall not be disclosed to any other Person (other than any agents, consultants, attorneys or accountants of such Person, any assignee or participant or potential assignee or participant of such Person, any rating agency rating the Notes or the indebtedness, claims paying ability or financial strength of such Person, or any reinsurer or potential reinsurer of such Person), unless such disclosure is ordered by a court of applicable jurisdiction."

By executing this Amendment No. 3 below, Creditrust, in its individual capacity, agrees that in the event it is no longer the Servicer, but only until one year and one day after the Note Balance has been paid in full, the foregoing Section
11.11 shall apply with equal force to Creditrust in its individual capacity as if it were the "Servicer" as set forth in the foregoing Section 11.11.

          (b) SECTIONS 8.02 and 8.03 of the Indenture are hereby amended in their entirety to read as follows:

       "SECTION 8.02  Consequences of a Servicer Default; Other Termination of
                      Servicing.

          (a) If a Servicer Default shall occur and be continuing, so long as such Servicer Default has not been cured or waived pursuant to Section 8.05, the Trustee shall, upon the direction of the Controlling Party, and may (with the written consent of the Controlling Party), at its discretion, by notice then given in writing to the Servicer and the Note Insurer (a "Servicing Termination Notice") terminate all (but not less than all) of the rights and obligations of the Servicer, as Servicer under this Agreement and the other Transaction Documents, and in and to the Receivables and proceeds thereof. In addition, the rights and obligations of the Servicer shall automatically terminate upon the last day of each calendar month, unless the Servicer is appointed in writing by the Controlling Party for the successive monthly period. On or after the receipt by the Servicer of a Servicing Termination Notice, or, if earlier, upon the automatic termination of the rights and obligations of the Servicer in accordance with the terms of the next preceding sentence, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Receivables, the Transaction Documents or otherwise, shall, without further action, pass to and be vested in the Backup Servicer pursuant to and under this Section or such Successor Servicer as may be appointed under Section 8.03; and, without limitation, the Backup Servicer or such Successor Servicer shall be hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the Backup Servicer or the Successor Servicer, as applicable, in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including, without limitation, the transfer to the Backup Servicer or the Successor Servicer, as applicable, for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit with respect to the Receivables, or have been deposited by the predecessor Servicer in the Accounts with respect to the Receivables or thereafter received by the predecessor Servicer with respect to the Receivables. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the Backup Servicer or the Successor Servicer, as applicable, and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid first, pursuant to Section 4.04(b)(ii), and second, by the predecessor Servicer upon presentation of reasonable documentation for such costs and expenses; provided, however, that the amount of such costs and expenses shall not exceed $75,000 (the amount of such costs and expenses are referred to herein as the "Transition Fees").

          (b) In addition to the provisions set forth in clause (a) above, and not by way of limitation of any remedies to which any of the Trustee, the
       Note Insurer or the Noteholders are entitled upon the occurrence of a Servicer Default, the Issuer and the Servicer acknowledge and agree that, so long as a Servicer Default shall occur and be continuing, and such Servicer Default has not been cured or waived pursuant to Section 8.05, or, if earlier, upon the automatic termination of the rights and obligations of the Servicer in accordance with the terms of clause (a) above, the Trustee shall, upon the direction of the Controlling Party and may (with the written consent of the Controlling Party), at its discretion, by notice then given in writing to the Servicer and the Note Insurer, direct the Servicer (or Backup Servicer or Successor Servicer as the case may be) to (x) deposit all checks and other items of collections received in respect of Receivables directly into an Account immediately upon receipt, and/or (y) instruct each Obligor to remit all collections in respect of receivables directly to an Account designated for such purpose.

       Section 8.03  Backup Servicer to Act; Appointment of Successor Servicer.

          On and after the time the Servicer receives a Servicing Termination Notice pursuant to Section 8.02 or tenders its resignation pursuant to
       Section 7.05, or, if earlier, on and after the automatic termination of the rights and obligations of the Servicer in accordance with the terms of Section 8.02(a) above, the Backup Servicer shall, by an instrument in writing, assume the rights and responsibilities of the Servicer in its capacity as Servicer under this Agreement and the Insurance Agreement and the transactions set forth or provided for in this Agreement and the Insurance Agreement, and shall be subject to all the responsibilities, restrictions, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement and the Insurance Agreement; provided, however, that the Backup Servicer shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession or for any breach by the Servicer of any of its representations and warranties contained in this Agreement, in the Insurance Agreement or in any related Transaction Document. As compensation therefor, the Backup Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement, plus any additional amounts determined in the manner set forth below, if no such notice of termination or resignation had been given.
       Notwithstanding anything herein to the contrary, Norwest Bank Minnesota, National Association shall not resign from the obligations and duties imposed on it as Backup Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Norwest Bank Minnesota, National Association shall be communicated to the Trustee, the Noteholders, the
       Note Insurer, and the Rating Agency at the earliest practicable time and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Noteholders concurrently with or promptly after such notice. In the event the Backup Servicer is unable or unwilling so to act, it shall appoint or petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of consumer receivables as a successor servicer. In connection with such appointment and assumption, or the assumption by the Backup Servicer of the status of Successor Servicer, the Backup Servicer may make such arrangements for the compensation of such Successor Servicer (including itself) out of payments on or in respect of the Receivables as provided in the second sentence following this sentence. Any Successor Servicer appointed pursuant to this Section 8.03 must have, and must certify that it has, the experience and ability to service the Receivables in accordance with the obligations of the Servicer hereunder, and the ability to make the same relevant representations regarding the servicing of the Receivables as the Servicer makes hereunder, including being Year 2000 Compliant. The Successor Servicer shall be entitled to compensation equal to the greater of (A) the Servicing Fee and (B) the current "market rate" paid for servicing receivables similar to the Receivables which rate shall be determined by averaging bids obtained from not less than three entities experienced in the servicing of receivables similar to the Receivables and that are not Affiliates of the Trustee, the Backup Servicer, the Servicer or the Issuer or the Note Insurer and are reasonably acceptable to the Note Insurer; provided however, that no such compensation shall be in excess of an amount acceptable to the Controlling Party and the Rating Agency and provided that if the Successor Servicer is an Affiliate of the Trustee, such fees will not exceed the greater of the Servicing Fee or the lowest of the three bids obtained as provided in this sentence. The Backup Servicer and such Successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Backup Servicer shall not be relieved of its duties as Successor Servicer under this Section until the newly appointed Successor Servicer shall have assumed the responsibilities and obligations of the Servicer under this Agreement."

   (c)    Section 9.01(c) of the Indenture is hereby amended to read as follows:

          (i) (A) prior to the occurrence of a Servicer Default actually known to a Responsible Officer of the Trustee, if any, and after the curing or waiving of all such Servicer Defaults that may have occurred, or (B) prior to the occurrence of the automatic termination of the rights and obligations of the Servicer pursuant to Section 8.02, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied rights or obligations shall be read into this Agreement against the Trustee, the permissive right of the Trustee to do things enumerated in this Agreement shall not be construed as a duty and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;


     (d)  Section 9.04(a) of the Indenture is hereby amended to read as follows:

          (v) (A) prior to the occurrence of a Servicer Default (actually known to a Responsible Officer of the Trustee), if any, and after the curing or waiving of all Servicer Defaults that may have occurred, or
          (B) prior to the occurrence of the automatic termination of the rights and obligations of the Servicer pursuant to Section 8.02, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Note Insurer or the Noteholders evidencing not less than 25% of the Voting Interests; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Issuer or, if paid by the Trustee, shall be reimbursed by the Issuer upon demand; and nothing in this clause shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors; and

     SECTION 1.5. Sales and Prepayments.

     The Indenture is amended by designating Section 10.05 as Section 10.05(a), and by adding the following as Section 10.05(b):

               "(b) The Issuer shall also have the option to partially prepay the Note Balance on any Business Day which is the last day of a Note Rate Period, and to obtain a release of the Trustee's security interest from certain Receivables, in connection with sales from time to time of such Receivables (the "Sold Receivables"), which sale must satisfy only the following requirements, notwithstanding anything to the contrary in the Transaction Documents:

                     (i) the Controlling Party has given its prior written consent (which consent shall be based upon its investigation of the facts and circumstances relating to such sale, which the Servicer and the Issuer agree to facilitate by way of production of any information relating to such sale reasonably requested by the Controlling Party, including without limitation any and all information distributed to prospective purchasers of such Sold Receivables, the sales price paid by Creditrust for such Receivables and the identity of such prospective purchasers, and shall not be unreasonably withheld) to the terms and conditions of such sale, including but not limited to the purchase price paid by the purchaser of such Receivables (which amount shall be deemed to be the Minimum Repayment Amount for the Sold Receivables, but such amount shall not be deemed to be a Minimum Repayment Amount for purposes of the definition of Interest Only Payment Date);

                     (ii) the Issuer pays to the Note Payment Account pursuant to Section 4.03 a Prepayment Amount which is not less than the Minimum Repayment Amount for the Sold Receivables to be released pursuant to this Section 10.05(b).

          The election of the Issuer to partially prepay the Notes pursuant to this Section 10.05(b) shall be evidenced by delivery to the Trustee and the Noteholders and the Note Insurer no later than three Business Days preceding the date on which such prepayment will be effected of an Officer's Certificate of the Issuer stating the Issuer's intention to partially prepay the Notes pursuant to this Section 10.05(b), specifying the Minimum Repayment Amount for the Sold Receivables and the portion payable to each Noteholder, and identifying the Sold Receivables and identifying the purchaser of the Sold Receivables. No prepayment premium or penalty is payable with respect to any such prepayment.

          The Trustee shall not have any duty or obligation to monitor the requirements related to the sale or transfer of the Sold Receivables and the release of the security interest related thereto and shall have no liability to any party with regard to such sale, transfer or release."

     SECTION 1.6.  Note Balance Reduction.

          Section 8.01 of the Indenture is amended by adding the following:

                    "(o) the Note Balance is more than the following amounts on the Payment Dates in the following months, after application of payments on the Notes on such dates: April, 2000: $22,000,000; and July, 2000: $15,000,000."

     SECTION 1.7.  Concentration Limit Report.

          Section 3.06 of the Indenture is amended by adding the following:

                    "(c) By the 15th day of each month, beginning January 15, 2000, the Servicer shall deliver to the Trustee and the Note Insurer a report executed by a Responsible Officer of the Servicer which shall provide information regarding the Issuer's compliance with the requirements set forth in Section 2.04(l) (iii) through (x) of the Indenture, together with such documentary support for such information as the Servicer is able to reasonably provide."

     SECTION 1.8. Trustee Covenant. In accordance with Section 11.01(d) of the Indenture, the Trustee hereby agrees and covenants to furnish, promptly after the execution of this Amendment No. 3, written notification of the substance of this Amendment No. 3 and the Consent to each of the Noteholders.


                                  ARTICLE II
                           MISCELLANEOUS PROVISIONS

     SECTION 2.1. Amendment. This Amendment No. 3 shall only be amended in the same manner as the Indenture shall be amended.

     SECTION 2.2. Entire Agreement; Effect. This Amendment No. 3, together with the Transaction Documents, is intended by the parties to and does constitute the entire agreement of the parties with respect to the transaction contemplated hereunder. This Amendment No. 3 supersedes any and all prior understandings, and it does not alter, amend or waive any of the terms or provisions of the Indenture except for those terms or provisions expressly amended hereby.

     SECTION 2.3. Governing Law. This Amendment No. 3 shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties under this Amendment No. 3 shall be determined in accordance with such laws, including Section 5-1401 of the General Obligation Law of New York, but otherwise without regard to conflict of laws provisions.

     SECTION 2.4. Severability of Provisions; Counterparts. If any one or more of the covenants, agreements, provisions or terms of this Amendment No. 3 shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment No. 3 and shall in no way affect the validity or enforceability of the other provisions of this Amendment No. 3 or the Notes, or the rights of the Noteholders. This Amendment No. 3 may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.

     SECTION 2.5. Note Insurer. This Amendment No. 3 is not evidence of any position by the Note Insurer, affirmative or negative, as to whether action by the Noteholders, or any other party, is required in addition to the execution of this Amendment No. 3 by the Note Insurer. No representation is made by the Note Insurer as to the necessity for or the satisfaction of any additional action or condition under the Indenture with respect to the amendment thereof. This Amendment No. 3 does not modify the obligations of the Note Insurer under the Policy as set forth therein.

     SECTION 2.6. Conditions Precedent. This Amendment No. 3 shall become effective as of December 21, 1999 upon the satisfaction of the following conditions precedent:

     (a)  The Note Insurer shall have received:

          (i) fully executed counterparts of this Amendment No. 3 (which may be by facsimile); and

          (ii) a favorable supplemental opinion of Piper Marbury Rudnick & Wolfe LLP, special counsel to the Issuer and the Servicer, covering the validity, legality and enforceability of this Amendment No. 3 and certain bankruptcy-remoteness matters, all in form and substance reasonably satisfactory to the Note Insurer and the Note Insurer's counsel; and

     (b) No event or condition has occurred and is continuing, or would result from the execution, delivery or performance of this Amendment No. 3, that would constitute an Event of Default or a Servicer Default.

     SECTION 2.7. Representations, Warranties and Covenants. Upon the effectiveness of this Amendment No. 3, each of the Issuer and the Servicer hereby remakes and reaffirms all covenants, representations and warranties made by it in the Indenture (except, in each case, to the extent that such covenants, representations or warranties expressly speak as to another date).

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to be duly executed by their respective officers as of the day and year first above written.


                                    CREDITRUST FUNDING I LLC,
                                     as Issuer

                                    By: _______________________________
                                        Joseph K. Rensin
                                        President

                                    CREDITRUST CORPORATION,
                                     as Servicer

                                    By: _______________________________
                                        Joseph K. Rensin
                                        Chairman and
                                        Chief Executive Officer

                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION, not in its individual capacity, but solely as Trustee and as Backup Servicer

                                    By: _______________________________
                                        Casey P. Kelly
                                        Corporate Trust Officer

                                    ASSET GUARANTY INSURANCE
                                     COMPANY

                                    By: _______________________________
                                        Bonita Z. Dorland
                                        Senior Vice President

                          CONSENT TO AMENDMENT NO. 3

     The undersigned is a Noteholder under a certain Indenture and Servicing Agreement dated as of September 1, 1998, among Creditrust Funding I LLC, as issuer (the "Issuer"), Norwest Bank Minnesota, National Association, as trustee (in such capacity, the "Trustee"), and as backup servicer (in such capacity, the "Backup Servicer"), Creditrust Corporation, as servicer (the "Servicer") and Asset Guaranty Insurance Company, as note insurer (the "Note Insurer"), as amended by Amendment No. 1 to Indenture and Servicing Agreement dated as of February 16, 1999, by and among the Issuer, the Trustee and Backup Servicer, the Servicer and the Note Insurer and by Amendment No. 2 to Indenture and Servicing Agreement dated as of March 15, 1999, by and among the Issuer, the Trustee and Backup Servicer, the Servicer and the Note Insurer (collectively, the "Indenture"). Any capitalized term used in this Consent without a definition shall have the meaning set forth in the Indenture.

     The undersigned hereby consents to Amendment No. 3 to the Indenture, a copy of which is attached to this Consent.


                                   BANCO SANTANDER, S.A.,
                                    New York Branch


                                   By:__________________________________
                                      John Hennessy
                                      Manager of Asset Backed Finance


                                   By:__________________________________
                                      Robert E. Schlegel
                                      Vice President

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